Exhibit 10.1

SUB-SUBLEASE AGREEMENT

THIS SUB-SUBLEASE AGREEMENT (this “Sublease”) is made as of this 23rd day of March, 2017 (the “Effective Date”), by and between MAST THERAPEUTICS, INC. (“Sub-Sublessor”), a Delaware corporation, and MEI PHARMA, INC. (“Sub-Sublessee”), a Delaware corporation.

WITNESSETH:

WHEREAS, on October 5, 2012, Santarus, Inc. (“Sublessor”), a Delaware corporation and subsidiary of Valeant Pharmaceuticals International, Inc., a British Columbia corporation, entered into an Office Lease (the “Master Lease”), as Tenant, with Kilroy Realty, L.P. (“Master Lessor”), a Delaware limited partnership, as Landlord, which Master Lease concerns approximately 47,188 square feet of rentable space in the building known as Building 2 (the “Building”) of Kilroy Center Del Mar located at 3611 Valley Centre Drive, San Diego, California 92130 (the “Premises”);

WHEREAS, on June 19, 2014, Sub-Sublessor and Sublessor entered into a Sublease Agreement (the “Prime Sublease”), which Prime Sublease concerns a portion of the Premises  consisting of approximately 13,707 rentable square feet of space located on the fifth (5th) floor of the Building and commonly known as Suite 500, as shown on the sketch attached hereto as Exhibit A and incorporated herein by reference (the “Subleased Premises”);

WHEREAS, on July 14, 2014, Sublessor, Sub-Sublessor and Master Lessor entered into a Consent to Sublease (the “Consent”), in which Master Lessor consented to the Prime Sublease; and

WHEREAS, Sub-Sublessee desires to sublease the Subleased Premises from Sub-Sublessor, and Sub-Sublessor desires to sublease the Subleased Premises to Sub-Sublessee.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.SUBLEASE.  Sub-Sublessor does hereby demise, lease and let unto Sub-Sublessee, and Sub-Sublessee does hereby lease and take from Sub-Sublessor, upon the terms and conditions hereinafter set forth, the Subleased Premises.

2.RELATIONSHIP TO MASTER LEASE AND PRIME SUBLEASE.  This Sublease and all its terms, covenants and provisions are and each of them is subject and subordinate to (i) the Master Lease (a copy of which is attached hereto as Exhibit B and incorporated herein by reference) under which Sublessor is in control of the Premises of which the Subleased Premises are a part; (ii) the Prime Sublease (a copy of which is attached hereto as Exhibit C and incorporated herein by reference) and the Consent; (iii) the rights as contained in the Master Lease of the owner or owners of the Premises and/or the land and building of which the Subleased Premises are a part; (iv) all rights of Master Lessor as contained in the Master Lease; (v) all rights of Sublessor and Sub-Sublessor as contained in the Prime Sublease, including the right of recapture by Sublessor; and (vii) any and all mortgages or encumbrances now or hereafter affecting the Subleased Premises to which the Master Lease and/or Prime Sublease would be subordinated.  Sub-Sublessee expressly agrees that, if Sublessor’s tenancy, control or right to possession of the Subleased Premises shall terminate by expiration of the Master Lease or any other cause not due to the fault of Sub-Sublessor, or if Sub-Sublessor’s tenancy, control or right to possession of the Subleased Premises shall terminate by expiration of the Prime Sublease or any other cause not due to the fault of Sub-Sublessee, this Sublease shall thereupon immediately cease and terminate and Sub-Sublessee shall give immediate possession to Sub-Sublessor; provided however, that the liability of the Sub-Sublessee to the Sub-Sublessor or the liability of the Sub-Sublessor to the Sub-Sublessee for termination caused by the applicable party’s default under this Sublease shall not be discharged by reason of such termination.  Capitalized terms used, but not defined, herein shall have the meanings given to them in the Master Lease.

3.PERFORMANCE OF MASTER LEASE AND PRIME SUBLEASE TERMS.

a.

Sub-Sublessee shall have the benefit of all rights, waivers, remedies and limitations of liability of Sublessor under the Master Lease as it relates to the Subleased Premises and Common Areas, including, without limitation, all rights to use and access the Subleased Premises and Common Areas as set forth in the Master Lease and all rights to the services and utilities to be provided by Master Lessor for the Subleased Premises and Common Areas; provided however, Sub-Sublessee shall not have and hereby waives the following rights of Sub-Sublessor (a) rights of first refusal, (b) the return of Sub-Sublessor’s security deposit, and (c) any other rights or options of renewal, must take or expansion under the Master Lease, Prime Sublease or elsewhere.  Effective as of the Commencement Date or the occupancy of the Subleased Premises by Sub-Sublessee, whichever is earlier, Sub-Sublessee agrees to assume the obligations for performance of all of Sublessor’s responsibilities and indemnifications as Tenant under the Master Lease with respect to the Subleased Premises, and Sub-Sublessor’s responsibilities and indemnifications as sub-tenant under the Prime Sublease and, during the Sublease Term, to be subject to and bound by, and to timely perform and comply with all of the covenants, conditions, stipulations, restrictions and agreements contained therein except as expressly excluded herein, subject to Section 16 with respect to conflicts between agreements; provided, however, that Sub-Sublessee shall have no obligation or responsibility for any breach of default of Sublessor or Sub-Sublessor arising or accruing prior to the Commencement Date.  Sub-Sublessee hereby agrees to indemnify and hold harmless Sub-Sublessor and Sublesssor from and against any loss, claim, damage, expense or injury (including reasonable attorney’s fees and court costs) first arising or accruing on or after the Commencement Date or the occupancy of the Subleased Premises by Sub-Sublessee, if earlier, which Sub-Sublessor or Sublessor may incur as a result of Sub-Sublessee’s failure to perform such obligations, except to the extent caused by Sublessor or Sub-Sublessor’s negligence or willful misconduct.  Except as expressly set forth in this Sublease, the Consent or as Sub-Sublessee may have agreed in a separate “Consent to Sublease” or similar agreement required by Master Lessor (the “Consent to Sublease”), Sub-Sublessee shall not be obligated to make any payments directly to Master Lessor.

b.

Sub-Sublessor covenants and agrees that if and so long as Sub-Sublessee pays the Rent (as defined below) required of Sub-Sublessee to be paid hereunder and Sublessee otherwise timely observes the covenants and conditions hereof and of the Master Lease,the Prime Sublease, the Consent or the Consent to Sublease, Sub-Sublessee shall quietly enjoy the Subleased Premises without interference from anyone claiming by or through Sub-Sublessor. So long as Sub-Sublessee in not in default hereunder after any applicable notice and cure periods, Sub-Sublessor further covenants (a) to pay, as and when due, all Rent and other charges payable by Sub-Sublessor to Sublessor under the Prime Sublease; (b) not to voluntarily terminate the Prime Sublease (other than pursuant to an express right to do so under the Prime Sublease); (c) to timely perform those of its covenants and obligations under the Prime Sublease that do not require for their performance possession of the Subleased Premises and that are not otherwise to be performed hereunder by Sub-Sublessee; (d) not to amend the Prime Sublease in any manner that materially adversely affects Sub-Sublessee’s rights under this Sublease; and (e) not to do or permit to be done any act which may constitute a breach or violation of any term of the Prime Sublease or Master Lease that is not cured within any applicable notice and cure period thereunder.

c.

Notwithstanding any other provision of this Sublease, Sub-Sublessor, as sub-sublandlord under this Sublease, shall have the benefit of all rights, waivers, remedies and limitations of liability enjoyed by Master Lessor, as the Landlord under the Master Lease and Sublessor, as sub-landlord under the Prime Sublease, but (i) Sub-Sublessor shall have no obligation under this Sublease to perform the obligations of Master Lessor, as Landlord under the Master Lease or of Sublessor, as sub-landlord under the Prime Sublease, including without limitation any obligation to provide services required to be provided by Master Lessor or maintain insurance required to be maintained by Master Lessor with respect to the Subleased Premises; (ii) Sub-Sublessor shall not be bound by any representations or warranties of the Master Lessor under the Master Lease or of Sublessor, as sub-landlord under the Prime Sublease; (iii) in any instance where the consent of Master Lessor is required under the terms of the Master Lease, the consent of Sub-Sublessor, Sublessor and Master Lessor shall be required, and (iv) Sub-Sublessor shall not be liable to Sub-Sublessee for any failure or delay in Master Lessor’s or Sublessor’s performance of their respective obligations under the Master Lease or Prime Sublease, as applicable; provided, however, in the event Master Lessor or Sublessor fails to perform any such obligations, then, promptly following Sub-Sublessee’s written request, Sub-Sublessor shall take reasonable, appropriate action against Master Lessor and/or Sublessor, as applicable, as permitted by law or by the terms of the Master Lease and/or Prime Sublease, as applicable, to enforce such obligations of Master Landlord and/or Sublessor, as applicable; further provided however, Sub-Sublessor shall not be required to institute legal proceedings in a court of law or in arbitration.

4.TERM.  The term of this Sublease shall be thirty-five (35) months, commencing July 1, 2017 (the “Commencement Date”) (subject to the terms below) and expiring on May 31, 2020 (the “Sublease Term”). Notwithstanding the Commencement Date, subject to the Sub-Sublessee having obtained the insurance required hereunder and under the Master Lease (except for the insurance under Section 10.3.2, which shall be carried by Sublessor with respect to the FFE), and subject to the consent of Master Lessor and Sublessor to this Sublease, Sub-Sublessee shall be given access to entire Subleased Premises on June 1, 2017 (the “Sublease Delivery Date”) to begin the move-in of furniture and equipment. Notwithstanding the foregoing, in the event that Sub-Sublessee completes the move-in of its furniture and equipment and begins operating its business in the Subleased Premises on a date prior to July 1, 2017, the “Commencement Date” shall be such earlier date, with the expiration date remaining the same as set forth in this Section 4.  Any access, entry or occupancy by Sub-Sublessee and/or Sub-Sublessee’s contractors and other agents pursuant to this paragraph prior to the Commencement Date shall be deemed to be under all of the terms, covenants, provisions and conditions of this Sublease except the covenant to pay Rent, which shall commence as provided in Section 5 of this Sublease.  In that regard, Sub-Sublessee and Sub-Sublessee’s contractors and other agents shall provide Sub-Sublessor evidence, in form and substance reasonably satisfactory to Sub-Sublessor, that each is covered under such workers' compensation, public liability, builder's risk and property damage insurance as Sub-Sublessor, Sublessor or Master Lessor may reasonably request for the protection of such parties and the Building prior to any such entry.  Except to the extent caused by or arising out of the negligence or willful misconduct of Sub-Sublessor or Sub-Sublessor's contractors, agents, employees or invitees, Sub-Sublessor shall not be liable for any injury, loss or damage which may occur to any person or property or to any of the furniture or equipment by virtue of any such access or entry to the Subleased Premises by Sub-Sublessee or Sub-Sublessee's contractors or agents, pursuant to this paragraph or otherwise, and Sub-Sublessee shall indemnify, defend and hold harmless Sub-Sublessor and Sublessor from and against any and all costs, expenses, claims, liabilities and causes of action now or hereafter arising out of or in connection with any loss, injury or damage caused by or resulting from any work performed or other activities by or on behalf of Sub-Sublessee.

5.RENT.  Commencing on the Commencement Date, during the first twelve-months of the Sublease Term, Sub-Sublessee covenants to pay Sub-Sublessor as annual base rent the sum of $526,348.80 (“Base Rent”), in monthly installments of $43,862.40 each (“Monthly Base Rent”).  Base Rent shall increase by three percent (3%) on each anniversary of the Commencement Date on a cumulative compounding basis.

In addition to the Security Deposit required under Section 23 hereof, Sub-Sublessee shall pay Monthly Base Rent for the first month of the Sublease Term at the time of its execution of this Sublease; and if the first month is a partial month, then Sub-Sublessee shall pay Monthly Base Rent for a prorata portion of the partial first month (such portion based on the number of days remaining in such month divided by 30) plus for the first full calendar month.  Notwithstanding the foregoing, Monthly Base Rent for the entire calendar month 2 of the Sublease Term shall be abated.  Subject to the foregoing, Sub-Sublessee shall pay Sub-Sublessor the Monthly Base Rent, without offset or deduction, prior notice or demand, in advance on the first day of each calendar month during which such Monthly Base Rent is due pursuant to the terms hereof.

In addition to Base Rent, during the Sublease Term, Sub-Sublessee shall pay 100% of electricity used in the Subleased Premises, which shall be separately metered and paid for by Sub-Sublessee directly to the utility company. In addition, beginning on July 1, 2018 and continuing thereafter during the Sublease Term, Sub-Sublessee shall pay to Sub-Sublessor as additional rent an amount equal to Sub-Sublessee’s share (“Sub-Sublessee’s Share”) of real estate taxes and Operating Expenses (collectively, “Expenses”) for the Premises for each Expense Year that are in excess of the total amount of Expenses for the Premises incurred by Sublessor pursuant to the terms and conditions of the Master Lease during calendar year 2017 (the “Base Year”).  Sub-Sublessee’s Share is a percentage that reflects the ratio of the rentable square feet in the Subleased Premises (13,707 rentable square feet) to the rentable square feet in the Premises (47,188 rentable square feet), which as of the Effective Date is equal to 29%.  For clarity and by way of example only, if at any time, Sub-Sublessor receives a notice that the Expenses for the Premises incurred by Sublessor for the 2018 Expense Year were $25,000 in excess of the amount of Expenses for the Premises incurred by Sublessor for the Base Year, then Sub-Sublessee would be responsible for the last six months of 2018 for the Sub-Sublessee’s Share, or the product of $25,000 multiplied by 29% multiplied by 50% (i.e., ($25,000 x 0.29) x 0.50), which is $3,625.  And, if Sub-Sublessor should receive notice that the Expenses for the Premises incurred by Sublessor for the 2019 Expense Year were $25,000 in excess of the amount of Expenses for the Premises incurred by Sublessor for the Base Year, then Sub-Sublessee shall be responsible for $7,250.  Sub-Sublessee’s obligation to pay Sub-Sublessee’s Share of Expenses as set forth herein shall be referred to herein as “Additional Rent.”  “Additional Rent” and “Base Rent” shall be referred to collectively herein as “Rent.”  In no event shall Sub-Sublessee be obligated to pay any Expenses pursuant to this Section 5 unless and until Sub-Sublessee has received the corresponding Estimate Statement from Sub-Sublessor pursuant to the terms and conditions of the Master Lease, which Sub-Sublessor shall provide after Sub-Sublessor has received the same from Sublessor, and which shall set forth the estimate of Sub-Sublessee’s Share of Expenses for the applicable Expense Year that are in excess of the total amount of Expenses for the Premises incurred by Sublessor during the Base Year (the “Estimate”).  Sub-Sublessee will pay the Estimate by the later of (a) February 1 of the Expense Year to which such Estimate Statement relates, or (b) thirty (30) days following Sub-Sublessee’s receipt of such Estimate Statement.  When the actual Expenses and the amount paid by Sublessor to Master Lessor pursuant to the Estimate Statement are reconciled between the Master Lessor and Sublessor for the previous Expense Year pursuant to Article 4 of the Master Lease, and in turn between Sublessor and Sub-Sublessor pursuant to the Prime Sublease, Sub-Sublessor and Sub-Sublessee will conduct a similar reconciliation of the amount paid by Sub-Sublessee pursuant to the Estimate Statement versus the actual Expenses with any overpayment paid by Sub-Sublessee to be credited to Sub-Sublessee’s future Expenses obligations and any underpayment to be paid by Sub-Sublessee to Sub-Sublessor within thirty (30) days of the completion of such reconciliation.  In the event Sub-Sublessor receives an Estimate Notice after the expiration of the Sublease Term, then Sub-Sublessor and Sub-Sublesse shall reconcile the 2020 Expense Year in the manner provided above and this obligation shall survive expiration of this Sublease.  In the final calendar year of the Sublease Term, any such Expenses overpayment or underpayment will be paid directly to the party to which such overpayment or underpayment is due by check in the amount of such overpayment or underpayment within thirty (30) days of the completion of such reconciliation.  If the Commencement Date is a day other than the first day of a month, Rent for the month in which the Commencement Date occurs shall be prorated on a daily basis, as provided above.  Sub-Sublessee’s obligation to pay Additional Rent for the final calendar year of the Sublease Term shall be prorated on a monthly basis based upon the number of months remaining in the Sublease Term during such calendar year.  Rent shall be paid to Sub-Sublessor as follows: prior to the Commencement Date (unless a different address is provided by Sub-Sublessor in writing): 3611 Valley Centre Drive, Suite 500, San Diego, CA 92130, Attn: Chief Financial Officer; after the Commencement Date (unless a different address is provided by Sub-Sublessor in writing): c/o Savara, Inc., 900 South Capital of Texas Highway, Number 150, Austin, TX 78746; Attn: Chief Financial Officer.  Where permitted by applicable law, if any payment of Rent is not paid when due, Sub-Sublessee shall pay Sub-Sublessor upon demand, as a late charge, an amount equal to five percent (5%) of each Rent installment, or any part thereof, which is overdue for more than ten (10) days.

So long as Sub-Sublessee is not in default hereunder after the expiration of any applicable notice and cure period, Sub-Sublessor shall make commercially reasonable efforts to cause Sublessor and/or Master Lessor, as applicable, to provide to and for the benefit of the Subleased Premises each and all of the services which Sublessor and/or Master Lessor, as applicable, is required to provide to and for the benefit of the Sub-Subleased Premises pursuant to the terms and provisions of the Master Lease and/or Primes Sublease, as applicable.

6.USE.  Sub-Sublessee shall use the Subleased Premises only for the Permitted Use under the Master Lease and at all times in compliance with the Master Lease.

7.CONDITION OF PREMISES. SUBJECT TO (a) SUB-SUBLESSOR’S REPRESENTATIONS AND WARRANTIES UNDER SECTION 17(b) AND (b) SUB-SUBLESSOR’S OBLIGATIONS UNDER THIS SUBLEASE, SUB-SUBLESSEE (i) ACCEPTS THE SUBLEASED PREMISES IN THEIR “AS IS” CONDITION ON THE COMMENCEMENT DATE HEREOF, AND (ii) ACKNOWLEDGES THAT SUB-SUBLESSOR HAS MADE AND MAKES NO OTHER REPRESENTATIONS OR WARRANTIES CONCERNING THE

CONDITION OF THE SUBLEASED PREMISES OR THEIR FITNESS FOR THE USE INTENDED BY SUB-SUBLESSEE AND SUB-SUBLESSEE WAIVES ANY CLAIM IT MAY HAVE OR OUGHT TO HAVE HAD AGAINST THE SUBLESSOR AND SUB-SUBLESSOR BASED ON OR ARISING OUT OF THE CONDITION OF THE SUBLEASED PREMISES.  Sub-Sublessor shall deliver the Subleased Premises to Sub-Sublessee with professionally steam-cleaned carpeting and walls free of prominent marks and smudges.  Sub-Sublessee shall, at all times during the Sublease Term, keep and maintain the Subleased Premises in good condition and repair as required by the Master Lease and the Prime Sublease.

8.INSURANCE AND INDEMNIFICATIONS.  From the date on which Sub-Sublessee first enters the Premises to move in furniture and equipment or the Commencement Date, whichever is earlier, and thereafter during the Sublease Term, Sub-Sublessee shall, at Sub-Sublessee’s expense, keep in effect (i) a policy of comprehensive general liability insurance applicable to the Subleased Premises with a company and in amounts as required under the Master Lease, which policy shall name Sub-Sublessor, Sublessor and Master Lessor as additional insureds; (ii) a policy of Workers’ Compensation insurance in at least the statutory amounts; and (iii) insurance covering loss to Sub-Sublessee’s personal property by fire or other casualty in accordance with the provisions of the Master Lease.  Sub-Sublessee shall indemnify, defend and hold harmless Sublessor and Sub-Sublessor from and against any loss, claim, damage, expense or injury to persons or property caused by or arising out of (i) use and occupancy by Sub-Sublessee, its agents, employees, contractors, licensees, or invitees, of the Subleased Premises; (ii) Sub-Sublessee’s default in the performance of its obligations hereunder or under the terms of the Master Lease, Prime Sublease, the Consent or any other consent executed in connection herewith; or (iii) any negligent or willful misconduct Sub-Sublessee, its agents, employees, contractors, licensees or invitees (each a, “Sub-Sublessee Party”), except to the extent caused by or arising out of Sublessor’s or Sub-Sublessor’s negligence or willful misconduct. Notwithstanding Section 9 of the Prime Sublease, Sub-Sublessee is obligated to maintain Broad Form contractual liability coverage, as provided in in the Master Lease. Except to the extent caused by or arising out of Sub-Sublessee’s or a Sub-Sublessee Party’s negligence or willful misconduct, Sub-Sublessor shall indemnify, defend and hold harmless Sub-Sublessee from and against any loss, claim, damage, expense or injury to persons or property caused by or arising out of Sub-Sublessor’s negligence, intentional misconduct or default in the performance of its obligations hereunder or under the terms of the Master Lease or the Prime Sublease.  Notwithstanding anything in this Sublease to the contrary (i) the provisions of Section 10.3.3 of the Master Lease shall apply as between Sub-Sublessor and Sub-Sublessee and (ii) neither party shall be responsible to the other hereunder for any special, indirect, or consequential damages.

9.SURRENDER.  At the expiration or earlier termination of this Sublease, Sub-Sublessee shall surrender the Subleased Premises to Sub-Sublessor in broom clean condition in the same condition as on the Commencement Date hereof, ordinary wear and tear excepted. Sub-Sublessee warrants and covenants that it will pay the full cost of any repairs or maintenance necessary to restore the Subleased Premises to the same condition as on the Commencement Date hereof, ordinary wear and tear excepted, and subject to Master Lessor’s or Sublessor’s requirements that Sub-Sublessee remove any of its later- approved alterations and restore the Subleased Premises, provided such requirements shall have been communicated to Sub-Sublessee in writing along with Master Lessor’s or Sublessor’s consent to the plans for the alterations; provided that Sub-Sublessee requests in writing at the time of its submission of its plans for the alterations a decision from Master Lessor and Sublessor regarding restoration.  Sub-Sublessee shall be responsible for Sub-Sublessor’s obligations to restore under the Prime Sublease; provided, however, Sub-Sublessee shall have no obligation to remove any alterations made to the Sublease Premises by Sub-Sublessor prior to the Commencement Date nor shall Sub-Sublessee have any obligation to return the Subleased Premises to a better condition than existed on the Commencement Date.

10.ASSIGNMENT AND SUBLETTING.  Sub-Sublessee may not assign this Sublease or further sublet all or any part of the Subleased Premises without the prior written consent of Sub-Sublessor, Sublessor and Master Lessor, subject to the terms and conditions of Section 14.8 of the Master Lease.  A change in control of Sub-Sublessee shall be an assignment hereunder.  Sub-Sublessor reserves the right to recapture the Subleased Premises in the event Sub-Sublessee intends to further sublease or to assign its rights hereunder on the same terms applicable to Master Lessor under the Master Lease. In the event Sub-Sublessor desires to exercise such right of recapture, it will provide notice of recapture to Sub-Sublessee within thirty (30) days of Sub-Sublessor’s receipt of notice from Sub-Sublessee of its request for consent to an assignment or sublease.  Notwithstanding anything contained herein or in the Master Lease or the Prime Sublease to the contrary, Sub-Sublessor may condition its consent to any further subleasing of the Subleased Premises (or assignment) on (i) Sub-Sublessee and its sub-sub-sublessee agreeing that such sub-sub-sublessee shall pay its rent under any sub-sub-sublease directly to Sub-Sublessor; (ii) Sub-Sublessee being responsible for paying any actual out-of pocket costs, expenses and fees of Sub-Sublessor, Sublessor and Master Lessor, respectively, in connection with evaluating Sub-Sublessee’s request (including, without limitation, attorneys’, accountants’, engineers’ and consultants’ fees and expenses), in no event to exceed $5,000.00 in the aggregate for each of Sub-Sublessor, Sublessor and Master Lessor; and (iii) Sub-Sublessee paying over to Sub-Sublessor the Transfer Premium as defined in Section 14.3 of the Master Lease.

11.DEFAULT.  If Sub-Sublessee shall default (i) in the payment of Rent as required hereunder, when and as due, unless such default is cured within three (3) business days after receipt of written notice that the same was not paid when due, or (ii) if Sub-Sublessee shall default in the performance of any of the other terms, covenants and conditions of this Sublease which default remains uncured for twenty (20) days after Sub-Sublessee’s receipt of written notice; provided, that if the nature of such default is such that the same cannot reasonably be cured within a twenty-day period, Sub-Sublessee shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, or (iii) if any act or omission of Sub-Sublessee would be a default with respect to a provision of the Master Lease were Sub-Sublessee the tenant thereunder, except where such provision conflicts with a provision of this Sublease, then Sub-Sublessor may (aa) avail itself of any remedy available to the Master Lessor under the Master Lease; (bb) avail itself of any statutory remedy provided by the laws of the state in which the Subleased Premises are situated; (cc) re‑enter, retake and repossess the Premises with or without notice or summary process; and/or (dd) terminate this Sublease but such termination must be in writing by Sub-Sublessor.

12.ACCESS.  Sub-Sublessor and Sublessor shall be permitted access to the Subleased Premises at all reasonable times upon reasonable advance notice (at least twenty-four (24) hours), or at any time in case of emergency, to inspect the Subleased Premises or, during the last six months of the Sublease Term, to show the Subleased Premises to other potential subtenants.  Sub-Sublessor shall use commercially reasonable efforts to conduct all of its activities permitted under this paragraph in a manner which will not unreasonably inconvenience, annoy or disturb the Sub-Sublessee in its use and occupancy of the Subleased Premises.  Master Lessor shall have all rights of access as allowed by the Master Lease.

13.NOTICE.  Any notice required or permitted to be sent pursuant to this Sublease shall be sent by facsimile or certified mail, return receipt requested, postage prepaid (“Mail”) to the parties at the following addresses or facsimile numbers and to such other addresses or facsimile numbers as they shall from time to time indicate:

Sub-Sublessor:	Sub-Sublessee:

Prior to the Commencement Date:

3611 Valley Centre Drive, Suite 500
San Diego, CA 92130

Attention: Legal

Phone: 858-552-0866

Fax: 858-552-0876

After the Commencement Date:

900 South Capital of Texas Highway

Number 150

Austin, TX 78746

Attention: Chief Financial Officer

Phone: 512-614-1848

Fax: 855-298-2020

Prior to the Commencement Date:

11975 El Camino Real, Suite 101
San Diego, CA 92130

Attention: General Counsel

Phone: 858-369-7126

Fax: 858-792-5406

After the Commencement Date:

3611 Valley Centre Drive, Suite 500
San Diego, CA 92130

Attention: General Counsel

Phone:858-369-7126

Fax: 858-792-5406

Notice shall be deemed given on the date received, if sent by facsimile, or three days after the date it is posted, if sent by Mail.

14.SUB-SUBLESSOR RELEASED FROM LIABILITY IN CERTAIN EVENTS.   Sub-Sublessor shall not be responsible to Sub-Sublessee, at any time or in any event, for deterioration or change in the condition of the Subleased Premises during the Sublease Term, except to the extent such change or deterioration is caused by the negligence or willful misconduct of Sub-Sublessor or its agents, employees or contractors.  Sub-Sublessor shall also not be responsible for any damage to Sub-Sublessee’s property or FFE contained therein, including injury to persons whether caused by riot or civil commotion, fire or earthquake damage, or overflow or leakage upon or into the Subleased Premises, of water, steam, gas or electricity, or by any breakage in pipes or plumbing, or breakage, leakage or obstruction of sewer pipes or other damage occasioned by water being upon or coming through the roof, skylight, trapdoors, walls, basement or otherwise, nor for failure of the heating (steam) plant, nor for loss of property or FFE by theft or otherwise, nor for any damage arising from any act or neglect of any co‑tenant or other occupant of the Premises, or for that of any owner or occupants of adjoining or contiguous property unless said damage, loss or injury results from the negligence or willful misconduct of Sub-Sublessor or its agents, employees or contractors.

15.CONSENT OF MASTER LESSOR; SUBLESSOR.  This Sublease is

Subject to and conditioned upon the consent of the Master Lessor and Sublessor and Sublessor’s waiver of the right of recapture.  If such consents to this Sublease and waiver are not both obtained within twenty (20) business days following the Effective Date, either party may terminate this Sublease, in which case Sub-Sublessor shall refund to Sub-Sublessee all amounts paid by Sub-Sublessee to Sub-Sublessor as of the date of such termination (including, without limitation, the Security Deposit, as defined below).  Upon execution of this Sublease, Sub-Sublessor shall promptly ask Master Lessor and Sublessor for consent and waiver, which consent and/or waiver may be documented on a counterpart signature page to this Sublease or in a separate “Consent to Sublease” (or similarly styled) document or agreement and/or a separate waiver, in Master Lessor’s and Sublessor’s respective discretion. Sub-Sublessor and Sub-Sublessee shall reasonably cooperate to seek Master Lessor’s and Sublessor’s consent to this Sublease (including, without limitation, Sub-Sublessee’s delivery of financial information required under Section 14.1(iv) of the Master Lease), at no cost to Sub-Sublessor or Sublessor, to any other matter under the Master Lease as may be reasonably requested by Sub-Sublessee.

16.ENTIRE AGREEMENT.  This Sublease (including the provisions of the Master Lease, and the Prime Sublease, the Consent and any other consent executed in connection herewith and all other exhibits hereto) contains the entire agreement between the parties and any agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such agreement is in writing and signed by the parties hereto.  In the event of a conflict between the terms of this Sublease and the terms of the Master Lease or the Prime Sublease, the terms of this Sublease shall control, as between Sub-Sublessee and Sub-Sublessor.

17.REPRESENTATIONS AND WARRANTIES.

a.

SUB-SUBLESSEE’S REPRESENTATIONS AND WARRANTIES.  Sub-Sublessee represents and warrants that (i) Sub-Sublessee is a corporation existing and in good standing under the laws of the State of Delaware, and Sub-Sublessee is duly authorized to enter into this Sublease; (ii) the officer executing this Sublease on behalf of Sub-Sublessee is duly authorized to do so and to bind Sub-Sublessee hereto; and (iii) Sub-Sublessee shall provide Sub-Sublessor, upon request, with financial information pertaining to Sub-Sublessee reasonably satisfactory to Sub-Sublessor, including, without limitation, an Income Statement, a Balance Sheet, a Statement of Cash Flows, and Notes to Financial Statements.

b.

SUB-SUBLESSOR’S REPRESENTATIONS AND WARRANTIES.  Sub-Sublessor represents and warrants that, as of the Effective Date, (i) the Prime Sublease is in full force and effect; (ii) the Prime Sublease is scheduled to expire on May 31, 2020; (iii) Sub-Sublessor has neither given nor received notice of default pursuant to the Prime Sublease that remains uncured, nor is Sub-Sublessor aware of any event involving Sublessor or Sub-Sublessor that might constitute an event of default under the Prime Sublease or Master Lease; (iv) Sub-Sublessor has not received written notice of any non-compliance of the Subleased Premises with applicable laws or codes affecting the Subleased Premises, the Premises, the Building or the Project; (v) to the best of Sub-Sublessor’s knowledge, the copy of the Master Lease attached hereto as Exhibit B is a true and complete copy of the Master Lease, and there are no other agreements between Master Lessor and Sublessor with respect to the Subleased Premises that would materially adversely affect Sub-Sublessee’s use and occupancy of the Subleased Premises or Sub-Sublessee’s rights under this Sublease; (vi) the copy of the Prime Sublease attached hereto as Exhibit C is a true and complete copy of the Prime Sublease and the copy of the Consent attached hereto as Exhibit C-1 is a true and correct copy of the Consent, and there are no other agreements between Sublessor and Sub-Sublessor with respect to the Subleased Premises that would materially adversely affect Sub-Sublessee’s use and occupancy of the Subleased Premises or Sub-Sublessee’s rights under this Sublease and (vii) on the Sublease Delivery Date, subject to Master Lessor’s maintenance obligations under the Master Lease, the mechanical and electrical components, HVAC, lighting, plumbing, doors and electronic and audiovisual equipment within the Subleased Premises shall be in good working condition.

18.MISCELLANEOUS.

a.If any term, covenant or condition of this Sublease or the application thereof to any circumstances or to any person, corporation or other entity shall be invalid or unenforceable to any extent, the remaining terms, covenants and conditions of this Sublease shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

b.The paragraph headings contained in this Sublease have been included for convenience only and shall not be used in the construction or interpretation of this Sublease.

c.This Sublease shall be governed by and construed in accordance with the laws of the State of California.

d.Where consent is required pursuant to this Sublease, such consent shall not be unreasonably withheld, conditioned or delayed.

e.If either party requests that the other provide any information that such other party has not made publicly available through its filings with the Securities and Exchange Commission, the provision of such information to the requesting party shall be conditioned upon the requesting party’s execution of a confidentiality agreement reasonably acceptable to the other party.

f.In any instance where Master Lessor, as Landlord under the Master Lease, has a certain period of time in which to notify Sublessor, as Tenant under the Master Lease, whether Master Lessor will or will not take any particular action, Sub-Sublessor shall have a five (5) day period after receiving a corresponding notice from Sublessor in which to notify Sub-Sublessee as to whether Master Lessor will or will not take such action; provided, however, for clarity, that this provision shall not apply where Sub-Sublessor is obligated to notify Sub-Sublessee whether Sub-Sublessor, independently of Master Lessor, will or will not take any particular action. In any instance where Sublessor, as Tenant under the Master Lease, has a certain period of time in which to notify Master Lessor as Landlord under the Master Lease, whether Sublessor or any sublessee will or will not take any particular action relating to the Subleased Premises, Sub-Sublessee, as tenant under this Sublease, must notify Sub-Sublessor, as landlord under this Sublease, at least five (5) days before the end of such period as to whether Sub-Sublessee will or will not take such action, but in no event shall Sub-Sublessee have a period of less than five (5) days in which so to notify Sub-Sublessor unless the relevant period under the Master Lease is five (5) days or less, in which case the period under this Sublease shall be no less than two (2) days.

19.ATTORNEYS’ FEES.  In the event that any action or proceeding shall be brought by any party hereto against the other with respect to any matter arising under this Sublease, the prevailing party shall be entitled to recover from the other costs of suit and reasonable attorneys’ fees actually incurred.

20.SUCCESSORS AND ASSIGNS.  This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

21.HOLDOVER. Sub-Sublessee shall not be permitted to holdover after the expiration or earlier termination of the Prime Sublease, and Sub-Sublessee shall indemnify Sub-Sublessor from and against any loss, cost or damage incurred by Sub-Sublessor as a result of such holdover.

22.BROKERAGE.  Sub-Sublessee represents and warrants that it has dealt with no real estate broker or agent other than Colliers International (“Colliers”), and Sub-Sublessor warrants that it has dealt with no real estate broker or agent other than RE:Align Tenant Strategies (together with Colliers, “Brokers”), with respect to this transaction.  Each party shall indemnify and hold harmless the other from and against all claims of any broker or agent other than Brokers claiming to have represented Sub-Sublessee or Sub-Sublessor as the case may be in this matter. Brokers will be paid their fees or commissions in accordance with the terms of separate brokerage agreements; provided, however, that fees and commissions payable to Brokers shall not to exceed four percent (4%) of the total Sublease consideration.  Sub-Sublessee shall not be responsible for any brokerage fees or commissions payable to Brokers in connection with this Sublease.

23.SECURITY DEPOSIT.  Upon execution of this Sublease, Sub-Sublessee shall deposit with Sub-Sublessor the sum of $46,533.62 (hereinafter referred to as the “Security Deposit”) as security for the full performance of every provision of this Sublease by Sub-Sublessee.  If Sub-Sublessee shall fully perform each provision of this Sublease, that portion of the Security Deposit which has not been used by Sub-Sublessor to apply to any costs, charges or payments owing by Sub-Sublessee to Sub-Sublessor hereunder shall be returned to Sub-Sublessee without interest within thirty (30) days after the expiration or earlier termination (except where such termination is pursuant to Section 11) of the Sublease.  Sub-Sublessor may deliver the funds deposited hereunder by Sub-Sublessee to the purchaser or transferee of Sub-Sublessor’s interest in the Premises in the event that such interest be sold or transferred, and, in the event the purchaser or transferee agrees in writing to assume all of the obligations of Sub-Sublessor under this Sublease, thereupon Sub-Sublessor shall be discharged from any further liability with respect to such Security Deposit. If an event of default under the Sublease shall occur and continue beyond the applicable notice and cure period, Sub-Sublessee shall, upon receipt of written notice from Sub-Sublessor, promptly pay and restore any amounts of the Security Deposit that have been credited against Base Rent or Additional Rent hereunder.   If Master Lessor or Sublessor terminates or revokes its consent to this Sublease for any reason other than the default by Sub-Sublessee, and this Sublease terminates as a result, so long as Sub-Sublessee is not in default hereunder beyond any applicable notice and cure period and Sub-Sublessee timely vacates the Subleased Premises without any damage thereto, Sub-Sublessor shall return the Security Deposit to Sub-Sublessee within fifteen (15) days following such termination or revocation.

24.PARKING; SIGNAGE.  Sub-Sublessee shall have the same parking rights with respect to the Subleased Premises as Sub-Sublessor under the terms of the Prime Sublease (pro rated to reflect the square footage of the Subleased Premises as compared to the Premises under the Master Lease), and no more. Subject to Master Lessor’s and Sublessor’s approval, Sub-Sublessee, at Sub-Sublessee’s sole cost and expense, shall be entitled to have Sub-Sublessee’s name listed on the directory sign in the main lobby of the Building and shall be provided Building standard suite entry signage.  Sub-Sublessee shall not be permitted to include its name on the Building/Project monument sign.

25.FURNITURE AND PERSONAL PROPERTY. Sub-Sublessor grants to Sub-Sublessee at no cost and for the Sublease Term a sub-license to use the furniture, fixtures and data cabling existing in the Subleased Premises as of the Commencement Date and owned and/or sub-licensed by Sub-Sublessor (the “FFE”), including, without limitation, such FFE as is more particularly shown on the floor plan attached as Exhibit D and the inventory of furniture and personal property listed on Exhibit E attached and made a part hereof.  Sub-Sublessor represents and warrants that, to its knowledge, the FFE described in Exhibit D and Exhibit E, reflects, as accurately as reasonably practicable, the FFE that will be owned and/or sub-licensed by Sub-Sublessor and physically located in the Subleased Premises as of the Sublease Delivery Date.  Sub-Sublessee accepts the FFE in its “AS IS,” “WHERE-IS” condition, with no representation or warranty of any kind, express or implied, from Sublessor, Sub-Sublessor or Brokers with respect to the same. At the expiration or earlier termination of the Sublease Term, Sub-Sublessee agrees that it will accept ownership of the FFE by Bill of Sale directly from Sublessor, and to the extent any FFE is owned by Sub-Sublessor by Bill of Sale from Sub-Sublessor, pursuant to which the amount payable by Sub-Sublessee for such FFE shall be $1, and that Sub-Sublessee shall be responsible for removing all FFE from the Subleased Premises as required hereunder and under the Master Lease and the Prime Sublease and for repairing any damage to the Subleased Premises caused by such removal.  Sub-Sublessee shall be responsible for obtaining the Bill of Sale from Sublessor.  Sub-Sublessor hereby discloses and Sub-Sublessee hereby acknowledges that Sub-Sublessor does not own title to most of the FFE as of the Sublease Delivery Date, but merely has a sub-license to use such FFE with a right to acquire ownership of such FFE for $1 at the expiration or earlier termination of the Sublease Term.  Sub-Sublessor hereby assigns its rights to acquire the sub-licensed FFE under the Prime Sublease.

[The following page is the signature page.]

IN WITNESS WHEREOF, Sub-Sublessor and Sub-Sublessee have duly executed this Sub-Sublease Agreement effective as of the day and year first‑above written.

SUB-SUBLESSOR:		SUB-SUBLESSEE:
MAST THERAPEUTICS, INC.		MEI PHARMA, INC.

By:	/s/ Brandi Roberts	By:	/s/ Daniel P. Gold
Name:	Brandi Roberts	Name:	Daniel P. Gold
Title:	CFO	Title:	President & CEO
Date:	3/21/2017	Date:	March 23, 2017

By executing below, Master Lessor hereby agrees and consents to the terms of this Sub-Sublease Agreement and waives its right to recapture the Subleased Premises.

MASTER LESSOR:

Kilroy Realty, L.P.

By:
Name:
Title:
Date:

By executing below, Sublessor hereby agrees and consents to the terms of this Sub-Sublease Agreement and waives its right to recapture the Subleased Premises.

SUBLESSOR:

Santarus, Inc.

By:
Name:
Title:
Date: